Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1/A-1, of our audit report dated October 28, 2013 relative to the financial statements of Electric Vehicle Research Corporation as of August 31, 2013 and for the period from Inception (June 13, 2013) through August 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

January 17, 2014